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                                                                    EXHIBIT 16.1

PricewaterhouseCoopers
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                                                      PricewaterhouseCoopers LLP
                                                      1200 Landmark Center
                                                      1299 Famam, Suite 1000
                                                      Omaha NE 68102-1842
                                                      Telephone (402) 344 4545
                                                      Facsimile (402) 271 7552



October 12, 1998



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by infoUSA, Inc. (copy attached), which we understand have been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of October 1998. We agree with the statements concerning our Firm in such Form 8-K except as set forth below.

The introductory phrase of the 5th paragraph should read: "In the last two fiscal years and through October 1, 1998."

We have no basis to agree or disagree with the 3rd sentence of the 5th paragraph, nor with the 6th paragraph of the Company's disclosure.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Attachment

cc: infoUSA, Inc.